Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX STOCKHOLDERS ELECT J. MICHAEL PATTERSON TO BOARD OF DIRECTORS

SAN JOSE, CA, AUGUST 17, 2005 — Xilinx, Inc. (Nasdaq: XLNX) today announced the election of J. Michael Patterson as a new board member.  His election expands the number of members on the Xilinx board of directors to nine, of whom seven are independent.

“Mike brings extensive experience in the areas of tax and accounting, as well as strong working knowledge of the technology and semiconductor sectors,” said Wim Roelandts, Xilinx’s chief executive officer.

Patterson, 59, is retired from PricewaterhouseCoopers (PWC) after 31 years in a variety of positions including chair of the national high tech practice, chair of the semiconductor tax practice, department chair for PWC’s Silicon Valley tax practice and managing partner of PWC’s Silicon Valley office.

Patterson currently serves on the boards of private companies and advises charitable organizations.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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